UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2017

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 23, 2017, the shareholders of Stereotaxis, Inc. (the “Company”), approved an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan (the “Plan”), which was previously approved and adopted by the Compensation Committee of the Board of Directors of the Company on February 22, 2017. The amendment increased the number of shares authorized for issuance under the Plan by 4,000,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2017, the Company held its Annual Meeting of Shareholders. A total of 22,541,613 shares of common stock were outstanding and entitled to vote, and the holders of Series A Convertible Preferred Stock were entitled to an aggregate of 12,210,146 votes on an as-converted basis. At the Annual Meeting, 22,981,247 shares were represented, constituting a 66.12% quorum. Shareholders were asked to consider and act upon the following:

(1)	The election of two directors as Class I directors to serve until the Company’s 2020 annual meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017;

(3)	A proposal to approve, by non-binding vote, executive compensation;

(4)	A proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation; and

(5)	A proposal to approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares.

Proposal 1, the election of directors, was determined by a plurality of votes cast. All of the Board’s nominees for director were elected to serve until the Company’s 2020 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below. Proposals 2, 3, and 5 each were determined by a majority of votes cast, and each proposal passed by the votes set forth in the applicable table below. Proposal 4 was determined by a plurality of the votes cast. The recommendation for the frequency of future advisory votes on executive compensation was for three (3) years, by the votes set forth in the table below. The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
David W. Benfer	10,678,822	149,848	0	12,152,577
Arun Menawat	10,677,287	151,383	0	12,152,577

(2)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

Number of Votes For:	22,357,958
Number of Votes Against:	518,178
Number of Votes Abstain:	105,111
Number of Broker Non-Votes:	0

(3)	Proposal to approve, by non-binding vote, executive compensation:

Number of Votes For:	9,826,373
Number of Votes Against:	907,237
Number of Votes Abstain:	95,060
Number of Broker Non-Votes:	12,152,577

(4)	Proposal to recommend, by non-binding vote, the frequency of future advisory votes on executive compensation:

Number of Votes For 1 Year:	1,823,375
Number of Votes For 2 Years:	117,888
Number of Votes For 3 Years:	8,595,831
Number of Votes Abstain:	291,576
Number of Broker Non-Votes:	12,152,577

(5)	Proposal to approve an amendment to the Stereotaxis, Inc. 2012 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares:

Number of Votes For:	9,341,377
Number of Votes Against:	1,425,454
Number of Votes Abstain:	61,839
Number of Broker Non-Votes:	12,152,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: May 26, 2017	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President & General Counsel